UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 16, 2005

(Date of earliest event reported)

PREMIER ENTERTAINMENT BILOXI LLC

and

PREMIER FINANCE BILOXI CORP.

(Exact name of registrant as specified in the charter)

Delaware	333-114339	20-0495680 / 20-0495563
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

111 Lameuse St., Suite 104
Biloxi, MS 39530

(Address of Principal Executive Offices, Including Zip Code)

(228) 374-7625

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

Premier Entertainment Provides Update

Premier Entertainment Biloxi LLC (d/b/a Hard Rock Hotel & Casino Biloxi) (the “Company”) would like to provide the following update.

Litigation

On October 27, 2005, the Company filed a Complaint for Injunctive Relief against U.S. Bank National Association, as trustee and disbursement agent with respect to its 10-3/4% First Mortgage Notes due 2012 (the “Notes”) , in the United States District Court for the Southern District of Mississippi, Southern Division.  The Company is asking the court to enforce the disbursement agreement and order the trustee and disbursement agent to disburse funds due under the properly submitted disbursement request.  The Company has filed a summary judgement motion in this action.  On December 16, 2005, the Company filed another complaint against U.S. Bank National Association, as trustee and disbursement agent, in the United States District Court for the Southern District of Mississippi, Southern Division and seeks the United States District Court to determine that (1) the trustee and disbursement agent has withheld to date, in violation of the indenture with respect to the Notes, net loss proceeds from the Company for the rebuilding, repair replacement or construction of improvements to its property, (2) the trustee and disbursement agent has improperly withheld from the Company funds received from business interruption insurance; (3) that the definition of “net loss proceeds” in the indenture does not include funds received from the business interruption insurance; and (4) that the 365 day grace period to rebuild the property granted in Section 4.11 of the indenture tolls or extends the event of default provisions.  There can be no assurance given as to the results of this litigation.  The Company intends to vigorously pursue these actions.

Offer to Purchase

The Company intends to commence next week an offer to purchase for cash all of its outstanding 10-3/4% First Mortgage Notes due 2012 (the “Notes”) for $1,000 per $1,000 principal amount.  In connection with the offer, the Company will also seek consent of the holders of its Notes to amend certain provisions of the indenture relating to the Notes.  The offer will be subject to certain customary conditions, including obtaining sufficient financing.  The tender offer and consent solicitation will be made pursuant to an offer to purchase and consent solicitation statement.

Except for the historical information contained herein, the matters addressed in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 2IE of the Securities and Exchange Act of 1934, as amended. Words such as, but not limited to, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “could”, “may”, “should” and similar expressions, together with the numerical estimates provided herein, are intended to identify forward-looking statements. Such forward-looking statements, which may include, without limitation, statements regarding expansion plans, cash needs, sources and uses of funds, cash reserves, liquidity, operating and capital expenses, financing options, expense reductions, operating results and pending regulatory matters, are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated by the Company. From time to time, oral or written forwardlooking statements are also included in Premier Entertainment’s and Premier Finance’s other periodic reports on Forms l0-K, l0-Q and 8-K, press releases and other materials released to the public.

Actual results may differ materially from those that might be anticipated from forward-looking statements included herein. This can occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Premier Entertainment and Premier Finance undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that may cause actual performance of Premier Entertainment or Premier Biloxi to differ materially from that contemplated by such forward-looking statements include, among others: (1) the results of the damage from Hurricane Katrina and insurance proceeds available to the Company, (2) the gaming industry is very competitive and increased competition from the legalization or expansion of gaming in Mississippi or Alabama and the development or expansion of Native American casinos in or near the Company’s markets could adversely affect the Company’s profitability, (3) general construction risks and other factors, some of which are beyond the Company’s control, could prevent the Company from completing its construction and development projects as planned, (4) changes in gaming laws or regulations, (5) changes in federal or state tax laws, (6) changes in the economy, (7) the additional furniture, fixture, and equipment financing to complete the project and (8) changes in the scope of the project. Additional factors that could cause actual performance of the Company to differ materially from that contemplated by such forward-looking statements are detailed in the Registration Statement and Premier Entertainment’s and Premier Finance’s periodic reports on Forms 10-K, 10-Q and 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER ENTERTAINMENT BILOXI LLC
PREMIER FINANCE BILOXI CORP.

By:	/s/ Todd J. Raziano
Name:	Todd J. Raziano
Title:	Chief Financial Officer
Date:	December 16, 2005